Exhibit 99.1

IonQ Completes Acquisition of Oxford Ionics, Rapidly Accelerating Its Quantum Computing Roadmap

Oxford Ionics acquisition strengthens IonQ’s leadership in quantum computing with expanded UK presence and proprietary technology stack

COLLEGE PARK, MD – September 17, 2025 - IonQ (NYSE: IONQ), the leader in the quantum computing and networking industries, today announced the successful completion of its acquisition of Oxford Ionics, a quantum computing company based in the United Kingdom. The transaction accelerates IonQ’s technology roadmap for more powerful, high-fidelity quantum computers, and supports the company’s expansion into the UK, Europe, Asia, and other global markets.

Oxford Ionics brings to IonQ a team of world-class scientists and engineers, along with patented innovations in trapped ion quantum systems that complement IonQ’s existing hardware and software stack. The acquisition also provides IonQ with a UK base of operations for future collaborations with leading universities, research institutions, and public-sector partners.

“The acquisition of Oxford Ionics marks a pivotal step for IonQ as we continue to advance more powerful and scalable quantum systems, with unit economics that will underpin standardization on our ecosystem,” said Niccolo de Masi, Chairman and CEO of IonQ. “Oxford Ionics’ talented team and intellectual property strengthen our technology and accelerate our roadmap toward fault tolerant quantum computing and broad quantum advantage.”

IonQ plans to integrate Oxford Ionics’ record-breaking ion trap technology, which is manufactured using standard semiconductor chips, with IonQ’s quantum systems to develop high-fidelity quantum architectures optimized for both compute and networking.

“Together, we’ll continue pushing the boundaries of what’s possible to deliver practical quantum solutions to real-world challenges,” said Dr. Chris Ballance, Co-founder and CEO of Oxford Ionics. “We’re confident that our shared vision of quantum computing will not only be commercially impactful for customers worldwide in the near term, but transformative for society in the long term.”

This acquisition follows a series of strategic business announcements by IonQ that solidify its position at the forefront of quantum innovation, including securing a majority stake in ID Quantique, and acquisitions of Qubitekk, Capella Space, and Lightsynq Technologies.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the leading commercial quantum computing and quantum networking company, delivering high-performance systems aimed at solving the world’s most complex problems. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems that have been helping customers and partners such as Amazon Web Services, AstraZeneca, and NVIDIA achieve 20x performance results.

The company is accelerating its technology roadmap and intends to deliver the world’s most powerful quantum computers with 2 million qubits by 2030 to accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. IonQ’s advancements in quantum networking also position the company as a leader in building the quantum internet.

The company’s innovative technology and rapid growth were recognized in Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including but not limited to the terms “accelerate,” “accelerates,” “accelerating,” “advance,” “advancements,” “building,” “can,” “continue,” “deliver,” “delivering,” “develop,” “expansion,” “future,” “growth,” “intends,” “plans,” “supports,” “toward,” “will,” and other similar expressions, are intended to identify forward-looking statements. These statements include those related to IonQ’s quantum computing capabilities and plans; IonQ’s technology driving commercial quantum advantage in the future; the necessity, effectiveness, and future impacts of IonQ’s offerings available today; and the scalability, fidelity, efficiency, viability, accessibility, effectiveness, importance, reliability, performance, speed, impact, practicality, feasibility, and commercial-readiness of IonQ’s offerings. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: IonQ’s ability to implement its technical roadmap; changes in the competitive industries in which IonQ operates, including development of competing technologies; IonQ’s inability to attract and retain key personnel; IonQ’s ability to deliver, and customers’ ability to generate, value from IonQ’s offerings; IonQ’s inability to effectively integrate its acquisitions of Qubitekk, Inc., Lightsync Technologies, Inc., Capella Space Corporation, Oxford Ionics Limited, and ID Quantique, SA; changes in laws and regulations affecting IonQ’s patents; and IonQ’s ability to maintain or obtain patent protection for its products and technology, including with sufficient breadth to provide a competitive advantage. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors” section of IonQ’s filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

Contacts

IonQ Media contact:

press@ionq.co

IonQ Investor Contact:

investors@ionq.co